UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2026

Alamar Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-43235	36-4899036
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47071 Bayside Parkway

Fremont, CA 94538

(Address of principal executive offices)

Registrant’s telephone number, including area code: (510) 626-9888

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ALMR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

Alamar Biosciences, Inc. (the “Company”) is deeply saddened to report that Ian Ratcliffe, a member of the Company’s board of directors (the “Board”), passed away on July 5, 2026. The Company’s management and Board extend their sincerest condolences to Mr. Ratcliffe’s family. Mr. Ratcliffe served as an independent director on the Board since February 2024. The Company is extremely grateful for Mr. Ratcliffe’s dedication and service to the Company.

Following Mr. Ratcliffe’s passing, the Board decreased the number of authorized directors constituting the full Board to five and appointed Nicholas Naclerio, Ph.D., to the Audit Committee of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alamar Biosciences, Inc.

By:	/s/ Justin McAnear
Justin McAnear
Chief Financial Officer

Dated: July 15, 2026

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